Exhibit 99.1
CACI Reports Results for Its Fiscal 2024 Fourth Quarter and
Full Year and Issues Fiscal Year 2025 Guidance
Annual revenues of $7.7 billion, up 14% YoY
Annual net income of $419.9 million; Diluted EPS of $18.60, up 13% YoY
Annual adjusted net income of $475.1 million; Adjusted diluted EPS of $21.05, up 12% YoY
Annual EBITDA of $798.0 million and EBITDA margin of 10.4%
Annual contract awards of $14.2 billion and book-to-bill of 1.9x
Company committed to continued healthy cash flow in Fiscal Year 2025, driven by revenue growth, strong margins, and efficient capital management

RESTON, Va.--(BUSINESS WIRE)--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government customers, announced results today for its fiscal fourth quarter and full year ended June 30, 2024, and issued guidance for fiscal year 2025.
“CACI’s exceptional fiscal year 2024 financial performance is the result of the relentless execution of our strategy. Our results were strong across the board, including achieving organic growth in the mid-teens, and delivering on our margin and cash flow expectations,” said John Mengucci, CACI President and Chief Executive Officer. “With more than $14 billion of awards, we continue to demonstrate our ability to win in the marketplace with differentiated capabilities that address our customers’ most critical national security needs. Our industry-leading business development efforts drove a 22% increase in our backlog, boosting it to $32 billion. Overall, our FY24 performance expands our ability to deliver value for our customers and shareholders throughout fiscal year 2025 and beyond.”
Fourth Quarter Results

	Three Months Ended
(in millions, except earnings per share and DSO)	6/30/2024	6/30/2023	% Change
Revenues	$2,038.3	$1,703.1	19.7%
Income from operations	$197.8	$148.8	32.9%
Net income	$134.7	$107.8	25.0%
Adjusted net income, a non-GAAP measure[1]	$148.7	$121.9	22.0%
Diluted earnings per share	$5.98	$4.68	27.8%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$6.61	$5.30	24.7%
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$234.9	$185.7	26.5%
Net cash provided by operating activities excluding MARPA[1]	$157.2	$124.8	26.0%
Free cash flow, a non-GAAP measure[1]	$134.6	$101.9	32.1%
Days sales outstanding (DSO)[2]	46	48
(1)This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)The DSO calculations for three months ended June 30, 2024 and 2023 exclude the impact of the Company's Master Accounts Receivable Purchase Agreement (MARPA), which was a reduction of 6 days and 7 days, respectively.
Revenues in the fourth quarter of fiscal year 2024 increased 19.7 percent year-over-year, driven by 18.5 percent organic growth. The increase in income from operations was driven by higher revenues and gross profit. Growth in diluted earnings per share and adjusted diluted earnings per share was driven by higher income from operations and share repurchases earlier in the year, partially offset by a higher tax provision. The increase in cash from operations, excluding MARPA, was driven primarily by higher net income and strong working capital management.

Fourth Quarter Contract Awards
Contract awards in the fourth quarter totaled $5.4 billion, with nearly 70 percent for new business to CACI. Awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:
•CACI was awarded an eight-year contract worth up to $2 billion to provide digital solutions technology to standardize and centralize 11 of NASA’s IT services under the NASA Consolidated Applications and Platform Services (NCAPS) award. NCAPS expands CACI’s current relationship with NASA and will bring enterprise-wide automation across more than 200 systems from various NASA locations into a single program, enhancing efficiency and boosting productivity.
•CACI was awarded a ten-year expertise contract valued at up to $450 million to support the Joint Navigation Warfare Center (JNWC), an operational center of U.S. Space Forces – Space and the Department of Defense’s center of excellence for navigation warfare (NAVWAR). CACI will provide 24/7 operations support, joint and operational planning, adversary positioning, navigation, and timing (PNT) capability and order of battle assessment, and other tasks that inform and enhance joint force, DoD combatant commander, interagency, and allied NAVWAR requirements.
•CACI was awarded a five-year technology task order valued at up to $416 million to design, produce, and deliver complex, customized radio frequency (RF) systems for the U.S. Army’s signals intelligence (SIGINT) missions. As part of the Exploit, Enhance, Enable and Influence-TENCAP (E3I-T) work, CACI will begin deploying new, upgraded hardware systems this year.
•CACI was awarded a five-year task order valued at up to $414 million to provide expertise and unmanned systems support to the U.S. Army Combat Capabilities Development Command (DEVCOM) – Command, Control, Communications, Computers, Cyber, Intelligence, Surveillance, and Reconnaissance (C5ISR) Center to enable warfighter rapid response to current and emerging threats.
•CACI was awarded a five-year task order valued at up to $319 million to provide intelligence systems expertise to the U.S. Army, Communications-Electronics Command (CECOM), Software Engineering Center (SEC), Electronic Warfare & Sensors Directorate (IEWSD), Army Reprogramming Analysis Team-Program Office (ARAT-PO). Through the ARAT task order, CACI will help the Army, other services, and foreign military partners establish a state-of-the-art, on-demand environment that provides the most current threat data possible to support multi-domain operations.
•CACI was awarded a six-year expertise task order valued at up to $239 million to provide intelligence analysis and operations to the U.S. Army commands in Europe and Africa. Under the Theater Military Intelligence Support Services (TMISS) task order, CACI will deliver comprehensive all-source and single-discipline intelligence expertise tailored to the U.S. European Command (EUCOM) and U.S. Africa Command (AFRICOM) AORs during peacetime activity as well as crisis and contingency.
•CACI was awarded a firm-fixed-price contract worth approximately $100 million for the Terrestrial Layer System Brigade Combat Team Manpack (TLS BCT Manpack) by the U.S. Army. CACI will deliver a tailorable, modular, low size, weight, and power (SWaP) solution that integrates and delivers significantly improved signals intelligence and electronic warfare capabilities to soldiers at the tactical edge.
Total backlog as of June 30, 2024 was $31.6 billion compared with $25.8 billion a year ago, an increase of 22 percent. Funded backlog as of June 30, 2024 was $3.8 billion compared with $3.7 billion a year ago, an increase of 3 percent.
Additional Highlights
•CACI’s optical communications technology was used by NASA to successfully send data from its Psyche spacecraft to the Jet Propulsion Laboratory in Southern California, a distance of more than 200 million kilometers, as part of the Deep Space Optical Communications (DSOC) experiment. Additionally, NASA will continue to leverage CACI’s optical technology for DSOC as the range is extended.
•CACI hired Retired Lieutenant General Bob Marion as a Senior Vice President in the new role of corporate strategic advisor. In this new position, Marion will provide insight on critical industry and acquisition issues as an active member of the team charged with leading efforts to augment CACI’s growing national security business.
•CACI Chairman of the Board of Directors, Michael “Mike” A. Daniels, received the Virginia Chamber of Commerce Lifetime Achievement Award honoring his career as a technology leader and for promoting a thriving economy within the Commonwealth, supported by a world-class workforce.

Fiscal Year Results

	Twelve Months Ended
(in millions, except earnings per share)	6/30/2024	6/30/2023	% Change
Revenues	$7,659.8	$6,702.5	14.3%
Income from operations	$649.7	$567.5	14.5%
Net income	$419.9	$384.7	9.1%
Adjusted net income, a non-GAAP measure[1]	$475.1	$440.9	7.7%
Diluted earnings per share	$18.60	$16.43	13.2%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$21.05	$18.83	11.8%
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$798.0	$716.0	11.5%
Net cash provided by operating activities excluding MARPA[1]	$447.3	$345.8	29.3%
Free cash flow, a non-GAAP measure[1]	$383.6	$282.1	36.0%
(1)This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
Revenues in fiscal year 2024 increased 14.3 percent year-over-year, driven by 13.7 percent organic growth. The increase in income from operations was driven by higher revenues and gross profit. Growth in diluted earnings per share and adjusted diluted earnings per share was driven by higher income from operations and share repurchases, partially offset by higher interest expense and a higher tax provision. The increase in cash from operations, excluding MARPA, was driven by higher net income, lower tax payments including those related to our method change enacted in fiscal year 2021 and Section 174 of the Tax Cuts and Jobs Act of 2017, and strong working capital management.
Fiscal Year 2025 Guidance
The table below summarizes our fiscal year 2025 guidance and represents our views as of August 7, 2024.

(in millions, except earnings per share)	Fiscal Year 2025 Guidance
Revenues	$7,900 - $8,100
Adjusted net income, a non-GAAP measure[1]	$505 - $525
Adjusted diluted earnings per share, a non-GAAP measure[1]	$22.44 - $23.33
Diluted weighted average shares	22.5
Free cash flow, a non-GAAP measure[2]	at least $425
(1)Adjusted net income and adjusted diluted earnings per share are defined as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)Free cash flow is defined as net cash provided by operating activities excluding MARPA, less payments for capital expenditures (capex). This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. Fiscal year 2025 free cash flow guidance assumes approximately $55 million in tax payments related to Section 174 of the Tax Cuts and Jobs Act of 2017 and an approximately $40 million cash tax refund related to our method change enacted in fiscal year 2021. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
Conference Call Information
We have scheduled a conference call for 8:00 AM Eastern Time Thursday, August 8, 2024 during which members of our senior management will be making a brief presentation focusing on fourth quarter and full year results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI
At CACI International Inc (NYSE: CACI), our 24,000 talented and dynamic employees are ever vigilant in delivering distinctive expertise and technology to meet our customers’ greatest challenges in national security. We are a company of good character, relentless innovation, and long-standing excellence. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. CACI is a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at www.caci.com.
There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

Corporate Communications and Media:	Investor Relations:
Lorraine Corcoran, Executive Vice President, Corporate Communications	George Price, Senior Vice President, Investor Relations
(703) 434-4165, lorraine.corcoran@caci.com	(703) 841-7818, george.price@caci.com

CACI International Inc
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	6/30/2024	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Revenues	$2,038,295	$1,703,101	19.7%	$7,659,832	$6,702,546	14.3%
Costs of revenues:
Direct costs	1,328,468	1,108,861	19.8%	5,147,540	4,402,728	16.9%
Indirect costs and selling expenses	476,317	410,135	16.1%	1,720,439	1,590,754	8.2%
Depreciation and amortization	35,760	35,309	1.3%	142,145	141,564	0.4%
Total costs of revenues	1,840,545	1,554,305	18.4%	7,010,124	6,135,046	14.3%
Income from operations	197,750	148,796	32.9%	649,708	567,500	14.5%
Interest expense and other, net	24,301	24,156	0.6%	105,059	83,861	25.3%
Income before income taxes	173,449	124,640	39.2%	544,649	483,639	12.6%
Income taxes	38,792	16,873	129.9%	124,725	98,904	26.1%
Net income	$134,657	$107,767	25.0%	$419,924	$384,735	9.1%

Basic earnings per share	$6.04	$4.73	27.7%	$18.76	$16.59	13.1%
Diluted earnings per share	$5.98	$4.68	27.8%	$18.60	$16.43	13.2%

Weighted average shares used in per share computations:
Weighted-average basic shares outstanding	22,300	22,795	-2.2%	22,381	23,196	-3.5%
Weighted-average diluted shares outstanding	22,510	23,012	-2.2%	22,573	23,413	-3.6%

CACI International Inc
Consolidated Balance Sheets (Unaudited)
(in thousands)

	6/30/2024	6/30/2023
ASSETS
Current assets:
Cash and cash equivalents	$133,961	$115,776
Accounts receivable, net	1,031,311	894,946
Prepaid expenses and other current assets	209,257	199,315
Total current assets	1,374,529	1,210,037

Goodwill	4,154,844	4,084,705
Intangible assets, net	474,354	507,835
Property, plant and equipment, net	195,443	199,519
Operating lease right-of-use assets	305,637	312,989
Supplemental retirement savings plan assets	99,339	96,739
Accounts receivable, long-term	13,311	11,857
Other long-term assets	178,644	177,127
Total assets	$6,796,101	$6,600,808

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$61,250	$45,938
Accounts payable	287,142	198,177
Accrued compensation and benefits	316,514	372,354
Other accrued expenses and current liabilities	413,354	377,502
Total current liabilities	1,078,260	993,971

Long-term debt, net of current portion	1,481,387	1,650,443
Supplemental retirement savings plan obligations, net of current portion	111,208	104,912
Deferred income taxes	169,808	120,545
Operating lease liabilities, noncurrent	325,046	329,432
Other long-term liabilities	112,185	177,171
Total liabilities	3,277,894	3,376,474

Total shareholders’ equity	3,518,207	3,224,334
Total liabilities and shareholders’ equity	$6,796,101	$6,600,808

CACI International Inc
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Twelve Months Ended
	6/30/2024	6/30/2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$419,924	$384,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142,145	141,564
Amortization of deferred financing costs	2,194	2,233
Non-cash lease expense	67,898	69,400
Stock-based compensation expense	53,904	39,643
Deferred income taxes	(49,763)	(146,013)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(127,878)	32,081
Prepaid expenses and other assets	580	(43,568)
Accounts payable and other accrued expenses	125,173	(6,629)
Accrued compensation and benefits	(58,352)	(34,422)
Income taxes payable and receivable	(27,227)	10,997
Operating lease liabilities	(73,905)	(75,586)
Long-term liabilities	22,638	13,621
Net cash provided by operating activities	497,331	388,056

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(63,686)	(63,717)
Acquisitions of businesses, net of cash acquired	(90,240)	(14,462)
Other	1,974	2,462
Net cash used in investing activities	(151,952)	(75,717)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under bank credit facilities	3,102,000	3,238,000
Principal payments made under bank credit facilities	(3,257,938)	(3,276,625)
Proceeds from employee stock purchase plans	11,290	10,225
Repurchases of common stock	(161,487)	(273,235)
Payment of taxes for equity transactions	(20,760)	(14,473)
Net cash used in financing activities	(326,895)	(316,108)
Effect of exchange rate changes on cash and cash equivalents	(299)	4,741
Net change in cash and cash equivalents	18,185	972
Cash and cash equivalents, beginning of year	115,776	114,804
Cash and cash equivalents, end of year	$133,961	$115,776

Revenues by Customer Group (Unaudited)

	Three Months Ended
(in thousands)	6/30/2024		6/30/2023		$ Change	% Change
Department of Defense	$1,532,329	75.2%	$1,263,390	74.2%	$268,939	21.3%
Federal Civilian agencies	409,762	20.1%	353,828	20.8%	55,934	15.8%
Commercial and other	96,204	4.7%	85,883	5.0%	10,321	12.0%
Total	$2,038,295	100.0%	$1,703,101	100.0%	$335,194	19.7%

	Twelve Months Ended
(in thousands)	6/30/2024		6/30/2023		$ Change	% Change
Department of Defense	$5,695,408	74.4%	$4,817,470	71.9%	$877,938	18.2%
Federal Civilian agencies	1,588,262	20.7%	1,533,295	22.9%	54,967	3.6%
Commercial and other	376,162	4.9%	351,781	5.2%	24,381	6.9%
Total	$7,659,832	100.0%	$6,702,546	100.0%	$957,286	14.3%
Revenues by Contract Type (Unaudited)

	Three Months Ended
(in thousands)	6/30/2024		6/30/2023		$ Change	% Change
Cost-plus-fee	$1,243,561	61.0%	$999,947	58.8%	$243,614	24.4%
Fixed-price	548,571	26.9%	503,053	29.5%	45,518	9.0%
Time-and-materials	246,163	12.1%	200,101	11.7%	46,062	23.0%
Total	$2,038,295	100.0%	$1,703,101	100.0%	$335,194	19.7%

	Twelve Months Ended
(in thousands)	6/30/2024		6/30/2023		$ Change	% Change
Cost-plus-fee	$4,654,689	60.8%	$3,896,725	58.1%	$757,964	19.5%
Fixed-price	2,091,179	27.3%	2,023,968	30.2%	67,211	3.3%
Time-and-materials	913,964	11.9%	781,853	11.7%	132,111	16.9%
Total	$7,659,832	100.0%	$6,702,546	100.0%	$957,286	14.3%
Revenues by Prime or Subcontractor (Unaudited)

	Three Months Ended
(in thousands)	6/30/2024		6/30/2023		$ Change	% Change
Prime contractor	$1,822,333	89.4%	$1,505,818	88.4%	$316,515	21.0%
Subcontractor	215,962	10.6%	197,283	11.6%	18,679	9.5%
Total	$2,038,295	100.0%	$1,703,101	100.0%	$335,194	19.7%

	Twelve Months Ended
(in thousands)	6/30/2024		6/30/2023		$ Change	% Change
Prime contractor	$6,849,849	89.4%	$5,973,700	89.1%	$876,149	14.7%
Subcontractor	809,983	10.6%	728,846	10.9%	81,137	11.1%
Total	$7,659,832	100.0%	$6,702,546	100.0%	$957,286	14.3%

Revenues by Expertise or Technology (Unaudited)

	Three Months Ended
(in thousands)	6/30/2024		6/30/2023		$ Change	% Change
Expertise	$912,399	44.8%	$803,249	47.2%	$109,150	13.6%
Technology	1,125,896	55.2%	899,852	52.8%	226,044	25.1%
Total	$2,038,295	100.0%	$1,703,101	100.0%	$335,194	19.7%

	Twelve Months Ended
(in thousands)	6/30/2024		6/30/2023		$ Change	% Change
Expertise	$3,556,989	46.4%	$3,091,372	46.1%	$465,617	15.1%
Technology	4,102,843	53.6%	3,611,174	53.9%	491,669	13.6%
Total	$7,659,832	100.0%	$6,702,546	100.0%	$957,286	14.3%
Contract Awards (Unaudited)

	Three Months Ended
(in thousands)	6/30/2024	6/30/2023	$ Change	% Change
Contract Awards	$5,420,636	$2,324,891	$3,095,745	133.2%

	Twelve Months Ended
(in thousands)	6/30/2024	6/30/2023	$ Change	% Change
Contract Awards	$14,192,908	$10,118,442	$4,074,466	40.3%

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS (Unaudited)
Adjusted net income and Adjusted diluted EPS are non-GAAP performance measures. We define Adjusted net income and Adjusted diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact as we do not consider intangible amortization expense to be indicative of our operating performance. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance, provide greater visibility in understanding the long-term financial performance of the Company, and allow investors to more easily compare our results to results of our peers. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(in thousands, except per share data)	Three Months Ended			Twelve Months Ended
	6/30/2024	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Net income, as reported	$134,657	$107,767	25.0%	$419,924	$384,735	9.1%
Intangible amortization expense	18,626	18,618	0.0%	73,776	75,426	-2.2%
Tax effect of intangible amortization[1]	(4,575)	(4,524)	1.1%	(18,640)	(19,236)	-3.1%
Adjusted net income	$148,708	$121,861	22.0%	$475,060	$440,925	7.7%

	Three Months Ended			Twelve Months Ended
	6/30/2024	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Diluted EPS, as reported	$5.98	$4.68	27.8%	$18.60	$16.43	13.2%
Intangible amortization expense	0.83	0.81	2.5%	3.27	3.22	1.6%
Tax effect of intangible amortization[1]	(0.20)	(0.19)	5.3%	(0.82)	(0.82)	0.0%
Adjusted diluted EPS	$6.61	$5.30	24.7%	$21.05	$18.83	11.8%

				FY25 Current Guidance Range
(in millions, except per share data)				Low End		High End
Net income, as reported				$451	---	$471
Intangible amortization expense				72	---	72
Tax effect of intangible amortization[1]				(18)	---	(18)
Adjusted net income				$505	---	$525

				FY25 Current Guidance Range
				Low End		High End
Diluted EPS, as reported				$20.04	---	$20.93
Intangible amortization expense				3.20	---	3.20
Tax effect of intangible amortization[1]				(0.80)	---	(0.80)
Adjusted diluted EPS				$22.44	---	$23.33

(1)Calculation uses an assumed full year statutory tax rate of 25.3% and 25.5% on non-GAAP tax deductible adjustments for June 30, 2024 and 2023, respectively.
Note: Numbers may not sum due to rounding.

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (Unaudited)
The Company views EBITDA and EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define EBITDA as GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense (including depreciation within direct costs). We consider EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, which we do not believe are indicative of our operating performance. EBITDA margin is divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Twelve Months Ended
(in thousands)	6/30/2024	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Net income	$134,657	$107,767	25.0%	$419,924	$384,735	9.1%
Plus:
Income taxes	38,792	16,873	129.9%	124,725	98,904	26.1%
Interest income and expense, net	24,301	24,156	0.6%	105,059	83,861	25.3%
Depreciation and amortization expense, including amounts within direct costs	37,125	36,898	0.6%	148,293	148,482	-0.1%
EBITDA	$234,875	$185,694	26.5%	$798,001	$715,982	11.5%

	Three Months Ended			Twelve Months Ended
(in thousands)	6/30/2024	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Revenues, as reported	$2,038,295	$1,703,101	19.7%	$7,659,832	$6,702,546	14.3%
EBITDA	234,875	185,694	26.5%	798,001	715,982	11.5%
EBITDA margin	11.5%	10.9%		10.4%	10.7%

Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA and to Free Cash Flow (Unaudited)
The Company defines Net cash provided by operating activities excluding MARPA, a non-GAAP measure, as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude cash flows from CACI’s Master Accounts Receivable Purchase Agreement (MARPA) for the sale of certain designated eligible U.S. government receivables up to a maximum amount of $250.0 million. Free cash flow is a non-GAAP liquidity measure and may not be comparable to similarly titled measures used by other companies. The Company defines Free cash flow as Net cash provided by operating activities excluding MARPA, less payments for capital expenditures. The Company uses these non-GAAP measures to assess our ability to generate cash from our business operations and plan for future operating and capital actions. We believe these measures allow investors to more easily compare current period results to prior period results and to results of our peers. Free cash flow does not represent residual cash flows available for discretionary purposes and should not be used as a substitute for cash flow measures prepared in accordance with GAAP.

	Three Months Ended		Twelve Months Ended
(in thousands)	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Net cash provided by operating activities	$157,208	$152,102	$497,331	$388,056
Cash used in (provided by) MARPA	—	(27,310)	(50,000)	(42,215)
Net cash provided by operating activities excluding MARPA	157,208	124,792	447,331	345,841
Capital expenditures	(22,595)	(22,873)	(63,686)	(63,717)
Free cash flow	$134,613	$101,919	$383,645	$282,124

(in millions)			FY25 Current Guidance
Net cash provided by operating activities			$505
Cash used in (provided by) MARPA			—
Net cash provided by operating activities excluding MARPA			505
Capital expenditures			(80)
Free cash flow			$425